AMENDED AND RESTATED CONSULTING AGREEMENT


     This Amended and Restated Consulting Agreement (this "Agreement"), dated as of November 13, 2000, is made by and between FRONT PORCH DIGITAL INC., a Nevada corporation having an address at 1810 Chapel Avenue West, Suite 130, Cherry Hill, New Jersey 08002 (the "Company"), and EQUITY PIER LLC, a Colorado limited liability company having an address at 3025 47th Street, Boulder, Colorado 80301 ("Equity Pier") and amends and restates in its entirety the Consulting Agreement by and between the Company and Equity Pier dated as of August 1, 2000 (the "Original Consulting Agreement").

                                    RECITALS

     A. The Company has acquired from Storage Technology Corporation the business and assets of its StorageTek Media Services Division (the "Division");

     B. Equity Pier has knowledge and experience regarding the management and technical operations of businesses similar to the business of the Division, the operation and infrastructure needed to develop and maintain the business of the Division, and integrating the operations of the Division with those of the Company to meet the requirements of the Company; and

     C. The Company desires Equity Pier to provide consultation to the Company regarding the above described matters, and Equity Pier desires to provide such consultation, on the terms and conditions set forth herein.


                                    AGREEMENT

     In consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

     1. SERVICES. During the Term (as hereinafter defined) of this Agreement, Equity Pier shall perform for and on behalf of the Company the consulting services described on Exhibit A attached hereto (the "Services").

     2. COMPENSATION. The Company shall pay Equity Pier $204,000 per month for Equity Pier's performance of the Services, commencing on October 15, 2000 and on the 15th day of each month thereafter during the Term.

     3. TIME DEVOTED BY CONSULTANT. Equity Pier shall spend such time as is necessary to fulfill its obligations under this Agreement, more being needed initially and less being needed once the business of the Division has been integrated with the business of the Company and is fully operational. The particular amount of time may vary from day to day or week to week.

     4. RENDERING OF SERVICES. Equity Pier will perform most of the Services in accordance with this Agreement at a location of Equity Pier's discretion. In addition, Equity Pier will perform services on the telephone and at such other places as necessary to perform the Services in accordance with this Agreement. Equity Pier acknowledges that the Services to be rendered hereunder shall be performed by such individuals at Equity Pier as shall be mutually agreed to by the parties.

     5. WARRANTIES AND REPRESENTATIONS. Equity Pier warrants and represents to the Company that:

          (a) Equity Pier has full right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

          (b) Neither the execution and delivery of this Agreement by Equity Pier nor the consummation by Equity Pier of the transactions contemplated hereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of Equity Pier pursuant to (a) any agreement or commitment to which Equity Pier is a party or by which Equity Pier is subject; or (b) any statute or any judgment, decree, order, regulation or rule of any court or governmental authority relating to Equity Pier;

          (c) There are no actions, suits, proceedings or investigations pending or threatened against Equity Pier which questions the validity of this Agreement or challenges any of the transactions contemplated hereby; and

          (d) Equity Pier will perform, or cause to be performed, the Services in a workmanlike manner and in accordance with generally accepted industry standards and practices.

     6. TERM. This Agreement shall be effective commencing October 1, 2000 and shall terminate on June 30, 2004 (the "Term").

     7. SET-OFF RIGHTS. In the event either party shall be thirty (30) days or more past due in paying any amount (the "Past Due Amount") it owes the other party, pursuant to this or any other agreement or obligation between the parties, the party to whom the Past Due Amount is owed shall have the right to offset such Past Due Amount against any payment due from it, pursuant to this Agreement or any other agreement or obligation, to the party owing the Past Due Amount.

     8. COMPLIANCE WITH LAWS. Equity Pier shall comply with all applicable law and obtain all licenses, permits, authorizations and approvals required in providing the Services.

     9.   CONFIDENTIALITY.

               (a)  Disclosure of Information.  Equity Pier agrees,  without the prior written  consent of the Company,  Equity Pier shall not,  directly or
     indirectly,   through  any

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


     form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be in furtherance of the Company's business, reveal, divulge, disclose or communicate to any person or entity in any manner whatsoever confidential information relating directly or indirectly to the Company's business of any kind, nature or description, including, without limitation: (i) the proprietary software (including all source and object code and other information and documentation related thereto), trade secrets, inventions, ideas, processes, formulas, discoveries, developments, designs and techniques; (ii) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (iii) information regarding the skills and salary of past or present employees, officers or directors of the Company. The agreements set forth herein shall not apply to any information (A) that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Equity Pier in violation of this Agreement), (B) the disclosure of which is required by law, regulation, order, decree or process (so long as, to the extent practicable, Equity Pier delivers prompt written notice to the Company of such disclosure calculated to provide the Company with an opportunity to obtain a restraining order or other recourse), or (C) that is otherwise approved by the Company in writing. Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are confidential, material and important and gravely affect the effective and successful conduct of the Company, its business and its goodwill.

               (b) THIRD PARTY INFORMATION. Equity Pier acknowledges that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty of the Company to maintain the confidentiality of such information and to use it only for certain limited purposes. Equity Pier shall hold Third Party Information that it knows or should know is Third Party Information in the strictest confidence and will not disclose to anyone (other than the Company's personnel who need to know such information in connection with their work for the Company) or use, except in connection with Equity Pier's work for the Company, Third Party
     Information unless expressly authorized in writing by the President or Board of Directors of the Company.

               (c) NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During the Term of this Agreement, Equity Pier shall not improperly use or disclose any confidential information or trade secrets, if any, of any current or former employer or any other person to whom Equity Pier has an obligation of confidentiality and Equity Pier shall not bring onto the premises of the Company any unpublished documents or any property belonging to any current or former employer or any other person or entity to whom Equity Pier has an obligation of confidentiality unless consented to in writing by that person or entity.

     10. INDEPENDENT CONTRACTOR. For purposes of this Agreement, Equity Pier is an independent contractor of the Company, and neither party shall be deemed to be the agent or employee of the other. All persons employed by Equity Pier shall be its employees or

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


subcontractors and shall not be deemed employees of the Company. Equity Pier assumes exclusive liability for all contributions, taxes or payments required to be made because of such employees or subcontractors by the federal and state Unemployment Compensation Acts, Social Security Acts and all amendments thereto, and by all other current and future acts, federal or state, requiring payment by Equity Pier on account of such employees or subcontractors performing the Services under this Agreement.

     11. NOTICES. Any and all notices, elections, offers, acceptances, and demands permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice, election, offer, acceptance or demand and shall be delivered personally, or sent by registered or certified mail, to the party, at its address on file with the other party or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice, election, offer, acceptance or demand.

     12. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understanding, discussions, negotiations and undertakings whether written or oral, between the parties with respect thereto, including, but not limited to, the Original Consulting Agreement.

     13. NON-WAIVER. The failure of any party to insist on performance of any term, covenant or condition hereunder or to exercise any right or privilege conferred in this Agreement in any one or more instances shall not be a waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred, nor shall the same be construed as a novation of this Agreement. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

     14. AMENDMENT. No change, modification or amendment of this Agreement shall be valid or binding on the parties except pursuant to a written instrument executed and delivered by each party hereto.

     15. SUCCESSORS AND ASSIGNS. Equity Pier may not assign this Agreement or any right or interest hereto without the prior written consent of the Company. Each and every successor to and assignment of any party hereto shall hold such interest subject to all of the terms and provisions of this Agreement. The rights of the parties and their successors and assigns, as among themselves, shall be governed by the terms of this Agreement, and the right of any party, affiliate or successor in interest to assign, sell or otherwise transfer or deal with its interests under this Agreement shall be subject to the limitations and restrictions of this Agreement.

     16. BeNEFIT AND BINDING EFFECT. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any third party any right, remedy, obligation or liability under or by reason of this Agreement.

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


     17. SEVERABILITY. If any provision of this Agreement or the application thereof shall be invalid, illegal or unenforceable, such provision shall be curtailed, limited or deleted, but only to the extent necessary to remove such invalidity, illegality or unenforceability, and the remainder of this Agreement shall not be affected or impaired thereby. Further, the parties will agree to legally enforceable provisions to replace any term, provision or covenant determined to be invalid, illegal or unenforceable so as to put the parties, as nearly as possible, in the same position that they would have been had such provision not been held invalid, illegal or unenforceable.

     18. HEADINGS. Any heading or title contained in this Agreement is inserted only as a matter of convenience and for reference, and in no way defines, limits, extends, or describes the scope of this Agreement or the intent of any provision hereof.

     19. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard for conflict of law principles).

     20.  COUNTERPARTS.   This   Agreement  may  be  executed  in  two  or  more
counterparts, and each such counterpart shall be deemed an original hereof.

     21. JOINT PREPARATION. This Agreement shall be deemed to have been jointly prepared by the Company and Equity Pier, and no ambiguity herein shall be construed against any party hereto based upon the identity of the author of this Agreement or any portion hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

                                        Front Porch Digital Inc.


                                        By: /s/ Timothy Petry
                                            -----------------------------------
                                              Name:   Timothy Petry
                                              Title:  Chief Financial Officer



                                        Equity Pier LLC


                                        By: /s/ Reed Guest
                                            -----------------------------------
                                              Name:   Reed Guest
                                              Title:  Secretary and General
                                                        Counsel

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


                                                                       EXHIBIT A
                                                                       ---------

                               CONSULTING SERVICES


1.   In relation to the Media Services Acquisition:

     a) Identify, interview, and transition key personnel of Media Services for retention purposes

     b)   Drive the integration process of systems, functions, and organizations

2.   In relation to Corporate functions for FPDI:

     a) Set-up the Board structure with regards to membership including governance process

     b)   Implementation   of  Jean   Reiczyk  as  Chairman  of  the  Board  and
          interim-CEO

     c)   Find, interview, and hire permanent CEO

     d)   Implementation of Tom Sweeney as Director on FPDI Board

     e)   Establish corporate headquarters in Boulder, Colorado

     f) Drive the fund raising process g) Facilitate the entry of FPDI onto the NASDAQ

3.   In relation to Operational functions for FPDI:

     a) Establish job descriptions and functional responsibilities of the newly defined organization structure

     b)   Set-up compensation plan and stock options program

     c)   Facilitate integration of benefit plans

     d) Participate in the sales process thru customer visits, telephone calls, presentations, etc.

     e)   Form  strategic   alliances  with  potential   partners   (StorageTek,
          ManagedStorage International, Imation, GE, Teleplace/eManage, Sun, Kodak, Agfa, Sony, FileNet, EMC, HP)

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